EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of April 1, 2005 (the “Effective Date”), is made by and between SECURED DIVERSIFIED INVESTMENT, LTD., a Nevada corporation, located at 4940 Campus Drive, Newport Beach, CA 92660 and hereafter referred to as “the Company”, and C.L. Strand, whose address is 24952 Hon Ave, Laguna Hills, Ca 92653 hereinafter referred to as “Employee”, based upon the following:

RECITALS

WHEREAS, the Company wishes to retain the services of Employee, and Employee wishes to render services to the Company, as its CEO;

WHEREAS, the Company and Employee wish to set forth in this Agreement the duties and responsibilities that Employee has agreed to undertake on behalf of the Company;

WHEREAS, the Company and Employee intend that this Agreement will supersede and replace any and all other employment agreements for employment entered into by and between the Company and Employee, and that upon execution of this Agreement, any such employment agreements or arrangements shall have no further force or effect.

THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the Company and Employee (who are sometimes individually referred to as a “party” and collectively referred to as the “parties”) agree as follows:

AGREEMENT

1. SPECIFIED TERM.

The Company hereby employs Employee pursuant to the terms of this Agreement and Employee hereby accepts employment with the Company pursuant to the terms of this Agreement for the period beginning on April 1, 2005 and ending on April 1, 2007 (the “Term”).

Subject to Sections 8, 9, and 10, this Agreement will be renewed for one year after April 1, 2006, upon review by management, unless either party gives notice to the other, at least sixty (60) days prior to the expiration of the specified period that the party desires to renegotiate this Agreement.

2. GENERAL DUTIES.

Employee shall report to the Board of Directors. Employee shall devote his productive time, ability, and attention to the Company’s business during the term of this Agreement. In his capacity as CEO, Employee shall be primarily responsible for the administration of the business of the Company as directed by the Board of Directors. Employee shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, an such other duties as are commonly performed by an employee of his rank in a publicly traded corporation or which may, from time to time, be prescribed by the Company through its President and Board of Directors. Furthermore, Employee agrees to cooperate with and work to the best of his ability with the Company’s management team, which includes the Board of Directors and the officers and other employees, to continually improve the Company’s reputation in its industry for quality products and performance.

3. COMPENSATION.

(a) Annual Salary. During the Term of this Agreement, the Company shall pay to Employee an annual base salary in the amounts set forth below (the “Annual Salary”). The Annual Salary shall be:

(i) 180,000 for the first year and will increase by 8% each following year.

The Annual Salary shall be paid to Employee in equal installments in accordance with the periodic payroll practices of the Company for Employee employees.

If the Company is unable to pay a portion or all of the Annual Salary in cash, the Employee may elect to receive all or any portion of the Annual Salary in shares of the Company’s common stock. The number of shares of common stock to be issued to Employee shall be determined on the last clay of each fiscal quarter, and shall be calculated using the average of the closing bid and ask prices of the common stock on that date. If no shares of the Company’s common stock trade on that date, then the Company shall use the average of the closing bid and ask prices of the common stock on the last day immediately prior to the last day of the fiscal quarter during which the common stock was traded. All such shares of Company common stock shall be issued pursuant to the Company’s 2003 Employee Stock Incentive Plan (the “2003 Plan”) to be adopted by the Board of Directors and shareholders.

Employee will be entitled to commissions on all Real Estate Sales and Acquisitions on behalf of SDI through its subsidiary N.C.B.

In addition; the Company may offer to Executive the opportunity to serve as an officer or employee of a subsidiary or affiliated entity of the Company. The Company and Executive shall agree on a mutually acceptable annual salary for service in such capacity, and the amount thereof shall be included in the “Annual Salary.”

(b) Annual Bonus. Executive and the Board of Directors shall meet immediately following execution of this Agreement and, thereafter, at the end of each fiscal year to establish performance standards and goals to be met by Executive during the next fiscal year, which standards and goals shall be based upon earnings, cash flows, EBITDA and other objectives that are mutually agreed to by Executive and the Board of Directors. The Company shall pay to Executive no later than ninety (90) days after the completion of the fiscal year, a cash bonus (the “Annual Bonus”) in an amount to be recommended by the Board of Directors, for each year in which the performance standards and goals are met or exceeded by Executive. Nothing in this section shall prevent Executive and the Board of Directors from mutually agreeing to an alternative computation of the Annual Bonus described herein. The Annual Bonus shall be subject to any applicable tax withholdings and/or employee deductions.

(c) Participation in Employee Benefit Plans. Executive shall have the same rights, privileges, benefits and opportunities to participate in any of the Company’s employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees. The Company may delete benefits and otherwise amend and change the type and quantity of benefits it provides in its sole discretion. In the event Executive receives payments from a disability plan maintained by the Company, the Company shall have the right to offset such payments against the Annual Salary otherwise payable to Executive during the period for which payments are made by such disability plan.

(d) Director and Officer Liability Insurance. The Company shall use commercially reasonable efforts to purchase directors and officers liability insurance and include Executive as an insured thereunder.

(e) Medical Insurance. The Company shall provide the Executive health insurance overage consistent with the plan already in effect.

(f) Payment of Tax Related to the Receipt of Non-Cash Compensation. If Executive incurs income tax or any other tax, including payroll taxes, as a result of the receipt of non-cash compensation during any fiscal year, the Company shall pay to Executive an amount equal to any and all such tax.

4. REIMBURSEMENT OF BUSINESS EXPENSES.

The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of the Company. However, each such expenditure shall be reimbursable only if Employee furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

5. ANNUAL VACATION.

Employee shall be entitled to three (3) weeks vacation time each year without loss of compensation.

6. PERSONAL CONDUCT.

Employee agrees promptly and faithfully to comply with all present and future policies, requirements, directions requests and rules and regulations of the Company in connection with the Company’s business.

7. TERMINATION BY THE COMPANY FOR CAUSE.

The Company reserves the right to declare Employee in default of this Agreement if (each a “Cause”):

(a) Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or

(b) Employee commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct which results in material harm to the Company or its business, or

(c) Employee violates any law, rule or regulation applicable to the Company or Employee relating to the business operations of the Company that may have a material adverse effect upon the Company’s business, operations, or condition (financial or otherwise).

The Company may terminate this Agreement for Cause immediately upon written notice of termination to Employee; provided, however, if the Company terminates this Agreement due to Employee’s willful breach or habitual neglect of the duties he is required to perform, then Employee shall be entitled to a period of thirty (30) days from the date of the written notice of termination to cure said breach. Except as otherwise set forth in this Section 8, upon any termination for Cause, the obligations of Employee and the Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement. If Employee’s employment is terminated pursuant to this Section 8, the Company shall pay to Employee (1) Employee’s accrued but unpaid Annual Salary and vacation pay through the effective date of the termination;(ii) Employee’s accrued but unpaid Annual Bonus, if any; and (iii) business expenses incurred prior to the effective date of termination and shall transfer to Employee any stock earned but unissued pursuant to Section 3(e). Employee shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

8. TERMINATION BY THE COMPANY WITHOUT CAUSE.

(a) Death. Employee’s employment shall terminate upon the death of Employee. Upon such termination, the obligations of Employee and the Company under this Agreement shall immediately cease. Upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease.

(b) Disability. The Company reserves the right to terminate Employee’s employment upon ten (10) days written notice if, for a period of ninety (90) days, Employee is prevented from discharging his duties under this Agreement due to any physical or mental disability unless agreed by the Company. Except as otherwise set forth in Section 11 below, upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease.

(c) Election by the Company. The Company may terminate Employee’s employment upon not less than ninety (90) days written notice by the Company to Employee. Upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease. The Company is not bound for and the employee is not entitled to severance of more than 6 months salary.

9. TERMINATION BY EMPLOYEE.

(a) Election by Employee. Employee’s employment may be terminated at any time by Employee upon not less than thirty (30) days written notice by Employee to the Board. Except as otherwise set forth in this paragraph (a), upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, the Company shall pay to Employee (i) Employee’s accrued but unpaid Annual Salary and vacation pay through the effective date of the termination; (ii) Employee’s accrued but unpaid Annual Bonus, if any; and (iii) business expenses incurred prior to the effective date of termination and shall transfer to Employee any stock earned but unissued pursuant to Section 3(e). Employee shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

(b) Termination by Employee for Good Reason. Employee may terminate this Agreement immediately based on his reasonable determination that one of the following events has occurred:

(i) The Company intentionally and continually breaches or wrongfully fails to fulfill or perform (A) its material obligations, promises or covenants under this Agreement; or (B) any material warranties, obligations, promises or covenants in any agreement (other than this Agreement) entered into between the Company and Employee, without cure, if any, as provided in such agreement;

(ii) the Company intentionally requires Employee to commit or participate in any felony or other serious crime; and/or

(iii) the Company engages in other conduct constituting legal cause for termination. Upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease.

10. EFFECT OF TERMINATION ATTRIBUTABLE TO DEATH OR DISABILITY.

In the event Employee’s employment is terminated due to Employee’s death or disability, then:

(a) The Company shall pay Employee’s accrued but unpaid Annual Salary and vacation time through the effective date of the termination.

(b) The Company shall reimburse Employee for any business expenses incurred prior to the effective date of the termination;

11. INDEMNIFICATION OF LOSEES.

So long as Executive’s actions were taken in good faith and furtherance of the Company’s business and within the scope of Executive’s duties and authority, the Company shall indemnify and hold Executive harmless to the hill extent of the law from any and all claims, losses and expenses sustained by Executive as a result of any action taken by him to discharge his duties under this Agreement, and the Company shall defend Executive, at the Company’s expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by Executive to discharge his duties under this Agreement.

12. MISCELLANEOUS.

(a) Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

(b) Cooperation. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(c) Interpretation.

(i) Entire Agreement/No Collateral Representations. Each party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the “Prior Agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify’, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

(i) Waiver. No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

(ii) Remedies Cumulative. The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

(iii) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal, or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

(iv) No Third Party Beneficiary. Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

(v) Heading; References: Incorporation; Gender. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

(d) Enforcement.

(i) Applicable Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

(ii) Consent to Jurisdiction; Service of Process. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Orange.

(e) No Assignment of Rights or Delegation of Duties by Employee. Employee’s rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Employee may not delegate his duties or obligations hereunder.

(f) Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Each party, and their respective counsel, hereby agrees that if Notice is to be given hereunder by such party’s counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any form hereto by having attached to it one or more additional signature pages.

(h) Execution by All Parties Required to be Binding; Electronically Transmitted Documents. This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is frilly executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

In witness hereof, the parties execute this Employment Agreement as of the date first written above.

SECURED DIVERSIFIED INVESTMENT, LTD.

By:/s/  Jan Wallace
            Jan Wallace
Title:   President

EMPLOYEE

By:/s/ Clifford L. Strand
            Clifford L. Strand
Title:   CEO